Exhibit 32.1

Hollinger International Inc.

Certification Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Hollinger International Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon A. Paris, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gordon A. Paris
Name: Gordon A. Paris

Title:	Chairman and President and
Chief Executive Officer

Date: May 10, 2006

A signed original of this written statement required by Section 906 has been provided to Hollinger International Inc. and will be retained by Hollinger International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.